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                                                                     EXHIBIT 5.1

                            [ROPES & GRAY LETTERHEAD]

                                 June 27, 2003

Hasbro, Inc.
1027 Newport Avenue
Pawtucket, Rhode Island 02862

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 12,929,767 shares of common stock of Hasbro, Inc. (the "Company"), $0.50 par value per share (the "Shares"), issuable upon the exercise of the put or call option (the "Option") pursuant to the Warrant Amendment Agreement, dated as of January 30, 2003, by and among the Company, Lucasfilm Ltd. and Lucas Licensing Ltd. (the "Amendment").

      We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. For purposes of our opinion, we have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in the Amendment and on certificates and other inquiries of officers of the Company and of public officials.

      We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than the Rhode Island Business Corporation Act and the federal laws of the United States of America.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon exercise of the Option in accordance with the Amendment, will be validly issued and fully paid and nonassessable.

      We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Validity of Securities."

                                            Very truly yours,

                                            /s/ Ropes & Gray LLP
                                            Ropes & Gray LLP